UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2010

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11512	04-2857552
(Commission File Number)	(I.R.S. Employer Identification No.)

27 Drydock Avenue
Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Satcon Technology Corporation (the “Company”), held on June 8, 2010, the Company’s stockholders approved the Company’s 2010 Employee Stock Purchase Plan (the “ESPP”).

The Company’s principal executive officer, principal financial officer and its named executive officers, along with the Company’s other employees, are eligible to participate in the ESPP. Under the ESPP, eligible employees are allowed to purchase shares of the Company’s common stock at a discount through periodic payroll deductions.

The ESPP generally is implemented through a series of 12-month-long offering periods, beginning on August 15 and ending on the August 14 that is 12 months later. Shares of the Company’s common stock are available for purchase under the ESPP on periodic exercise dates within each offering period. Exercise dates are the last “trading days” ending on or before each August 14, November 14, February 14 and May 14, during each offering period. On the first “trading day” of each offering period, participants are granted the option to purchase shares of common stock on the exercise dates within that offering period.

If the share price is ever lower on an exercise date than it was on the first trading day of the offering period in which that exercise date falls, then the offering period in progress ends immediately after the close of trading on that exercise date, and a new offering period begins on the next August 15, November 15, February 15 or May 15, as the case may be, and extends for a new 12-month-long period ending on August 14, November 14, February 14 or May 14, as the case may be.

The exercise price per share at which shares are sold in an offering under the ESPP is 85% of the closing price of the Company’s common stock on the first day of the offering period or, if lower, 85% of the closing price on the exercise date.  The compensation committee may, in its sole discretion, increase the percentage of the closing price, provided that such increase with respect to a given offering period must be established not less than 15 days prior to the offering date thereof.

2,000,000 shares of the Company’s common stock are reserved for issuance over the term of the ESPP. That amount will be increased on each anniversary of the ESPP’s effective date by the lowest of (i) 2,000,000 shares, (ii) three percent (3%) of all shares outstanding at the end of the previous fiscal year, or (iii) a lesser amount determined by the board of directors.

The description of the ESPP is a summary and is qualified in its entirety by reference to the copy of the ESPP, which is attached as Annex A to the Proxy Statement, as filed with the Securities and Exchange Commission on April 30, 2010.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on June 8, 2010.  The following sets forth a brief description of each matter voted upon at the annual meeting and the number of votes cast for, against, withheld, as well as the number of abstentions and broker-non-votes, as to each such matter.

				Votes	Broker Non-
Proposals		Votes For	Votes Against	Abstain	Vote
(1)	To elect the following Class I Directors:
	John M. Carroll	48,837,068	691,374	—	—
	James L. Kirtley, Jr.	48,857,207	671,235	—	—

(2)	To approve the Satcon Technology Corporation 2010 Employee Stock Purchase Plan	44,350,223	4,942,835	235,384	29,431,579

(3)	To ratify the selection of Caturano and Company, P.C. as independent registered public accountants of the Company for the fiscal year ending December 31, 2010	78,486,431	345,894	127,696	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: June 11, 2010	By:	/s/ John W. Peacock
John W. Peacock
Chief Accounting Officer